   As filed with the Securities and Exchange Commission on December 4, 2002
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                  BIOTIME, INC.
               (Exact name of Registrant as specified in charter)

                            -------------------------

        California                                        94-3127919
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)


                  935 Pardee Street, Berkeley, California 94710
               (Address of principal executive offices) (Zip Code)


                             2002 Stock Option Plan
                            (Full title of the plan)


                                 Paul E. Segall
                             Chief Executive Officer
                                  BioTime, Inc.
                                935 Pardee Street
                           Berkeley, California 94710
                     (Name and address of agent for service)

                                 (510) 845-9535
          (Telephone number, including area code, of agent for service)

                            -------------------------


     Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             RICHARD S. SOROKO, ESQ.
               Lippenberger, Thompson, Welch, Soroko & Gilbert LLP
                              201 Tamal Vista Blvd.
                         Corte Madera, California 94925
                               Tel. (415) 927-5200

                            -------------------------


                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                           Proposed
                                                        Amount          Proposed            Maximum          Amount of
                                                        to be       Maximum Offering   Aggregate Offering   Registration
Title of Each Class of Securities to be Registered    Registered    Price Per Unit(1)       Price(1)           Fee(2)
------------------------------------------------------------------------------------------------------------------------
Options to Purchase Common Shares                     1,000,000            --                --                  --
Common Shares, no par value(3)                        1,000,000           $1.69          $1,690,000           $155.48
Total Registration Fee......................................................................$155.48
========================================================================================================================

(1) Determined pursuant to Rule 457(c) and (g).

(2) Issuable upon the exercise of the Options. Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of common shares that may be subject to issuance as a result of anti-dilution and other provisions of the Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I will be sent or given to employees as specified in Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001, Quarterly Reports on Form 10-Q, as amended, for the periods ended March 31, 2002, June 30, 2002, and September 30, 2002, Current Report on Form 8-K filed on July 11, 2002, and all other reports filed by BioTime pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by such Form 10-K and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such documents. A description of the common shares contained in a Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, is also incorporated into this registration statement by reference.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 317 of the California Corporations Code permits indemnification of directors, officers, employees and other agents of corporations under certain conditions and subject to certain limitations. In addition, Section 204(a)(10) of the California Corporations Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Article Four of the Articles of Incorporation of the Registrant contains provisions for the indemnification of directors, officers, employees and other agents within the limitations permitted by Section 317 and for the limitation on the personal liability of directors permitted by Section 204(b)(10), subject to the exceptions required thereby.

ITEM 8.  EXHIBITS.

Exhibit
Numbers               Description
-------               -----------
4.1                   Specimen of Common Share Certificate.+

4.2                   2002 Stock Option Plan*

5.1                   Opinion of Counsel*

23.1                  Consent of Deloitte & Touche LLP*

23.2                  Consent of Counsel (Included in Exhibit 5.1)

+ Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

* Filed herewith.

ITEM 9.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

               (1) To file during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1922, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California on December 4, 2002.

                                        BIOTIME, INC.

                                        By  s/ Paul Segall
                                           -------------------------------------
                                        Paul Segall, Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                              Title                          Date
            ---------                              -----                          ----

  s/ Paul Segall                        Chief Executive Officer and        December 4, 2002
--------------------------------        Director (Principal Executive
  PAUL SEGALL                           Officer)


  s/ Harold Waitz                       Vice President and Director        December 4, 2002
--------------------------------
  HAROLD WAITZ


  s/ Hal Sternberg                      Vice President and Director        December 4, 2002
--------------------------------
  HAL STERNBERG


  s/ Steven Seinberg                    Chief Financial Officer            December 4, 2002
--------------------------------        (Principal Financial and
  STEVEN SEINBERG                       Accounting Officer)


  s/ Judith Segall                      Secretary and Director             December 4, 2002
--------------------------------
  JUDITH SEGALL


 s/ Jeffrey B. Nickel                    Director                           December 4, 2002
--------------------------------
  JEFFREY B. NICKEL


                                        Director                           __________, 2002
--------------------------------
  MILTON H. DRESNER


                                        Director                           __________, 2002
--------------------------------
  KATHERINE GORDON


                                        Director                           __________, 2002
--------------------------------
  MICHAEL D. WEST

                                  EXHIBIT INDEX

Exhibit
Numbers               Description
-------               -----------
4.1                   Specimen of Common Share Certificate.+

4.2                   2002 Stock Option Plan*

5.1                   Opinion of Counsel*

23.1                  Consent of Deloitte & Touche LLP*

23.2                  Consent of Counsel (Included in Exhibit 5.1)

+ Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

* Filed herewith.